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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                   FORM 8-A/A
                               (Amendment No. 1)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) or (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                      INTEGRATED MEASUREMENT SYSTEMS, INC.
             (exact name of registrant as specified in its charter)

          Oregon                                                93-0840631
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)


9525 S.W. Gemini Drive, Beaverton, Oregon                          97008
(Address of principal executive offices)                         (zip code)

Registrant's telephone number, including area code: (503) 626-7117


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       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      None

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X].

Securities Act registration statement file number to which this form relates:
_____________ (if applicable).

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                             Share Purchase Rights
                               (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered

     Item 1 of the Registration Statement on Form 8-A of Integrated Measurement Systems, Inc., as filed with the Securities and Exchange Commission on March 26, 1998, is hereby amended by adding the following paragraph after the final paragraph thereof:

     In connection with the Agreement and Plan of Merger and Reorganization dated as of May 16, 2001 (the "Merger Agreement") by and among the Company, Credence Systems Corporation ("Parent) and Iguana Acquisition Corporation ("Merger Sub"), the Company and Mellon Investor Services, L.L.C., as successor to ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent") entered into the First Amendment to Rights Agreement dated as of May 16, 2001 (the "First Amendment"), amending the Rights Agreement dated as of March 25, 1998 between the Company and the Rights Agent (the "Rights Agreement"). The First Amendment renders the Rights Agreement inapplicable to the transactions contemplated by the Merger Agreement. A copy of the First Amendment is filed herewith as Exhibit 4.2 and is incorporated herein by reference. The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment.


Item 2.   Exhibits

     Exhibit
     Number   Description
     ------   -----------

       4.2 First Amendment to Rights Agreement dated as of May 16, 2001 between the Company and Mellon Investor Services, L.L.C. as Rights Agent.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on May 18, 2001.

                              INTEGRATED MEASUREMENT SYSTEMS, INC.

                              /s/ Fred Hall
                              ------------------------------------
                              Fred Hall
                              Chief Financial Officer

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                                 EXHIBIT INDEX
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     Exhibit
     Number   Description                                                 Page
     ------   -----------                                                 ----

       4.2    First Amendment to Rights Agreement
              dated as of May 16, 2001 between the
              Company and Mellon Investor Services,
              L.L.C. as Rights Agent


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